Exhibit 99.1

OPY Acquisition Corp. I

BALANCE SHEET (UNAUDITED)

	October 29, 2021	Pro Forma Adjustments (unaudited)		As Adjusted (unaudited)
ASSETS
CURRENT ASSETS
Cash	$2,052,919	$—		$2,052,919
Prepaid expenses and other assets	758,374	—		758,374

Total current assets	2,811,293	—		2,811,293

Cash held in Trust Account	111,100,000	16,500,000	(a)	127,600,000
		165,000	(b)	165,000

TOTAL ASSETS	$113,911,293	$16,665,000		$130,576,293

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,043,325	$—		$1,043,325
Notes payable - related party	205,000	—		205,000

TOTAL LIABILITIES	1,248,325	—		1,248,325

COMMITMENTS AND CONTINGENCIES
Class A Common stock subject to possible redemption, $0.0001 par value, 11,000,000 and 12,650,000 shares at redemption value of $10.10 per share, respectively.	111,100,000	16,665,000	(d)	127,765,000
STOCKHOLDERS’ EQUITY
Class A Common Stock; $0.0001 par value; 100,000,000 shares authorized; -0- and -0- shares issued and outstanding (excluding 11,000,000 and 12,650,000 shares subject to possible redemption).	—	—		—
		165	(a)
		(165	)(d)
Common stock; $0.0001 par value; 10,000,000 shares authorized; 3,162,500 shares issued and outstanding	316	—		316
Additional paid-in capital	1,621,335	—		1,621,335
		16,499,835	(a)
		165,000	(b)
		330,000	(c)
		(330,000	) (c)
		(16,664,835	)(d)
Accumulated deficit	(58,683)	—		(58,683)

Total stockholders’ equity	1,562,968	—		1,562,968

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$113,911,293	$16,665,000		$130,576,293

NOTE 1 – CLOSING OF OVER-ALLOTMENT OPTION (UNAUDITED)

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of OPY Acquisition Corp. I (the “Company”) as of October 29, 2021, adjusted for the closing of the underwriters’ over-allotment option (the “Over-Allotment Option”) and related transactions, which occurred on November 5, 2021, as described below.

On October 29, 2021, the Company consummated its Initial Public Offering (“IPO”) of 11,000,000 units (“Units”) with respect to the Class A common stock included in the Units being offered (the “Public Shares”) at $10.00 per Unit generating gross proceeds of $110,000,000. Each Unit consists of one share of Class A common stock and one-half a redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment

Simultaneously with the closing of the IPO, the Company consummated the sale of 2,100,667 private placement warrants (“Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to the Company’s sponsor, OPY Acquisition LLC I (the “Sponsor”) generating gross proceeds of $3,051,000

The Company granted the underwriters a 45-day option to purchase up to 1,650,000 Units to cover over-allotments, if any. On November 5, 2021, the underwriters fully exercised the Over-Allotment Option and purchased 1,650,000 additional Units (the “Over-Allotment Units”), generating gross proceeds of $16,500,000.

Upon the closing of the Over-Allotment Option on November 5, 2021, the Company consummated a private sale of an additional 110,000 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, generating gross proceeds of $330,000. As of November 5, 2021, a total of $127,600,000 of the net proceeds from the IPO (including the Over-allotment Units) and the sale of Private Placement Warrants was placed in a U.S.-based trust account. As the underwriters’ Over-Allotment Option was exercised in full, 412,500 shares owned by the sponsor are no longer subject to forfeiture.

Additionally, the underwriters were issued an additional 220,000 Private Placement Warrants in addition to the 1,466,667 Private Placement Warrants at closing, for a total of 1,686,667 Private Placement Warrants owned at November 5, 2021.

As of November 5, 2021, in total there were 12,650,000 shares of Class A common stock, $0.0001 par value, issued and outstanding and 3,162,500 shares of common stock, $0.0001 par value, issued and outstanding.

Unaudited Pro forma adjustments to reflect the exercise of the underwriters’ Over-Allotment Option described above are as follows:

	Pro-forma entries:	Debit	Credit
(a)	Cash held in trust account	16,500,000
	Class A Common Stock		165
	Additional paid-in capital		16,499,835
	To record the sale of 1,650,000 over-allotment Units at $10.00 per Unit
(b)	Cash held in trust account	165,000
	Additional paid-in capital		165,000
	To record the sale of 110,000 over-allotment Private Placement Warrants at $1.50 per Private Placement Warrant
(c)	Additional paid-in capital	330,000
	Additional paid-in capital		330,000
	To record the payment of underwriting fees of 220,000 Private Placement Warrants at $1.50 per Private Placement Warrant
(d)	Class A Common Stock	165
	Additional paid-in capital	16,664,835
	Class A Common stock subject to redemption		16,665,000
	To record the change in Class A Common Stock subject to redemption from the sale of the over-allotment Units at $10.10 per Unit